                                                                    EXHIBIT 23.8

               [LETTERHEAD OF BEERS & CUTLER PLLC APPEARS HERE]


                        CONSENT OF BEERS & CUTLER PLLC

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statement of AccuStaff incorporated on Form S-8 of our report dated February 20, 1996, on our audit of the financial statements of Perspective Technology Corporation as of December 31, 1995 and for the year then ended included in the Current Report on Form 8-K of AccuStaff Incorporated dated September 16, 1996.


/s/ Beers & Cutler PLLC

Washington, D.C.
October 31, 1996